Exhibit 10.5

FISCAL YEAR 2017 EXECUTIVE OFFICER BASE SALARIES
The Company’s executive officers are scheduled to receive the following annual base salaries for the fiscal year ending June 30, 2017 in their current positions:

Name/Title	FY2017 Salary
Scott R. Ward Chairman, President and Chief Executive Officer	$630,000
Laurence L. Betterley Chief Financial Officer	$375,457
Kevin Kenny Chief Operating Officer	$430,000
Laura Gillund Chief Talent Officer	$300,510
Paul Koehn Senior Vice President of Manufacturing and Operations	$334,487
Alexander Rosenstein General Counsel and Corporate Secretary	$270,088